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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus pertaining to the Amendment to the Scholastic Corporation Employee Stock Purchase Plan of our report dated July 14, 2003, with respect to the consolidated financial statements and schedule of Scholastic Corporation included in its Annual Report on Form 10-K for the year ended May 31, 2003 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
November 5, 2003

E-3

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CONSENT OF INDEPENDENT AUDITORS